EXHIBIT 5

                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                 12th Floor
                           734 15th Street, N.W.
                          Washington, D.C.  20005
                         Telephone (202) 347-0300

                               May 23, 2001


Board of Directors
Banknorth Group, Inc.
Two Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

    Re:     Registration Statement on Form S-8
            7,250,000 Shares of Common Stock

Ladies and Gentlemen:

    We have acted as special counsel to Banknorth Group, Inc., a Maine corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 250,000 shares of common stock, par value $.01 per share ("Common Stock") to be issued under the Corporation's 401(k) Plan, as amended ("401(k) Plan"), and 7,000,000 shares of Common Stock to be issued under the Corporation's 1996 Equity Incentive Plan, as amended ("1996 Equity Plan")(collectively, the "Shares"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. In addition, the Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

    In this regard, we have reviewed the Registration Statement and related Prospectuses, the Articles of Incorporation and Bylaws of the Corporation, the 401(k) Plan, 1996 Equity Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representative of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without

Board of Directors
May 23, 2001
Page 2


independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the 401(k) Plan and the 1996 Equity Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to such plans; (ii) awards under the 1996 Equity Plan will continue to constitute valid, legal and binding obligations of the Corporation and will continue to be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the 401(k) Plan and the 1996 Equity Plan when issued and sold pursuant to the terms of such plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By: /s/ Gerard L. Hawkins
                                 --------------------------------
                                 Gerard L. Hawkins, a Partner